[Translation of Chinese original]	Exhibit 10.4.7

Supplemental & Amendment Agreement
Of
Equity Transfer Agreement of Shanghai Hongmen Advertising Co., Ltd.

By and among
Redgate Media AD Co., Ltd.
Weidong Zhu
And
Shanghai Hongmen Advertising Co., Ltd.
April 8 , 2008
Shanghai Office
King & Wood PRC Lawyers

The Supplemental and Amendment Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties hereto in Beijing, the People’s Republic of China (hereinafter referred to as “China”) on the 8 day of April, 2008:
(1)	Redgate Media AD Co., Ltd., a limited liability company duly incorporated and existing in accordance with the laws of China, with its registered address at Rm. 1807, 5/F, Tower B, Jianwai SOHO, 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (“Transferee”);
(2)	Weidong Zhu, a natural person and shareholder of Shanghai Hongmen Advertising Co., Ltd., with the ID Card number of 310110197006105018 (“Transferor”); and
(3)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company duly incorporated and existing in accordance with the laws of China, with its registered address at Building P-1, No. 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China (“Company” or “Hongmen”).
(Herein, the Transferee, the Transferor and the Company are collectively referred to as the “parties” and individually referred to as a “party”.)
Whereas:
(A)	The Transferor, Transferee and other parties concerned concluded, on December 19, 2007, the Investment Framework Agreement (“Framework Agreement”) as presented in Appendix I hereto and the Equity Transfer Agreement (“Transfer Agreement”) as presented in Appendix II hereto, agreeing that the Transferor transfers 0.15% of the Company’s equity interest held by him to the Transferee (“Equity Transfer”).
(B)	During the period from the date of the Transfer Agreement to the date of the Agreement, due to the reason of performing the contract, the Transferor, Transferee and other parties concerned, through negotiation, agreed unanimously to amend partially the terms and conditions of the Transfer Agreement.
Therefore, in line with the equal and mutual-benefit principle, upon amiable negotiation, the parties hereto agree, regarding the supplement and amendment of the Equity Transfer Agreement, as follows:
1.	Definitions

Definition

For the purpose of the Agreement, the terms that are not defined hereto shall bear the same meaning as those in the Equity Transfer Agreement.

Headings

The headings of the Articles are inserted only for reference and shall not affect the interpretation of the Agreement.

Reference

Reference to laws of China herein shall include any regulations, rules, policies bearing the legal effect or other auxiliary legislations within the jurisdiction. Reference to any law shall include its revision or alteration made from time to time. Reference to the Agreement or any contract shall be construed as including any relevant contract that may be revised, altered or updated contract.

2

Appendices

The appendices consist of all those set out in the table of contents of the Agreement and constitute an integral part of the Agreement.

2.	General Principles
As the general principles for amending the Equity Transfer Agreement, the parties hereto acknowledge and agree as follows:
2.1	The provision that the Transferor shall transfer 0.15% of the Company’s equity interest to the Transferee is amended as that the Transferor shall transfer the Company’s equity interest representing RMB9,615 of the Company’s registered capital and as of the date of the Agreement, the parties hereto have completed the formalities for registration of changes in respect of the said Equity Transfer with the administration for industry and commerce.
2.2	The Transferee agrees to extend the deadline for fulfilling the Conditions Precedent to one (1) month from the date of the Agreement.
2.3	The headings and mutual citations for the Articles of the Transfer Agreement shall be adjusted in accordance with the amendments hereto.
3.	Amendment to the Equity Transfer Agreement
In accordance with the above general principles, the parties hereto agree to amend the Equity Transfer Agreement as follows:
“Whereas” Clause (A) of the Equity Transfer Agreement is amended as follows:
(A)	The Company was incorporated on June 9, 2004. As of the date of the Agreement, the Company’s registered capital amounts to RMB Five Million Two Hundred Thousand Only (RMB5,200,000).
Article 1 of the Equity Transfer Agreement
3.2.1	Definition of “Equity Interest to Be Transferred” is amended as follows:

“Equity Interest to Be Transferred” means the Company’s equity interest representing RMB9,615 of the Company’s registered capital, which shall be purchased by the Transferee from the Transferor in accordance with the Agreement;

3.2.2	Definition of “Capital Increase” is amended as follows:

“Capital Increase” means the relevant matter undertaken by the parties hereto and other parties concerned in accordance with the new Capital Increase Agreement with respect to the investment of RMB fifteen million (RMB15,000,000) by Redgate Interactive Advertising (Beijing) Co., Ltd. (“Redgate Inactive” and together with the Transferee, collectively referred to as “PAMC Group”) to subscribe for the Company’s increased capital;

3.2.3	Definition of “Capital Increase Agreement” is amended as follows:

“Capital Increase Agreement” means the Additional Capital Agreement duly signed by and among the parties hereto and other parties concerned on April 8, 2008 with respect to the investment of RMB fifteen million (RMB15,000,000) by Redgate Interactive to subscribe for the Company’s increased capital.
Article 2.1 of the Equity Transfer Agreement is amended as follows:

3

Provided that the Conditions Precedent are fulfilled, the Transferor agrees to sell to the Transferee the equity interest it holds, representing RMB9,615 of the Company’s registered capital, and the Transferee agrees to purchase the above equity interest without any encumbrance, including all the rights attached and to be attached to such equity interest.
Article 3.1.5 of the Equity Transfer Agreement is amended as follows:
The Transferor and Chengye Guo have unanimously agreed on adjusting the proportional transfer of the Company’s equity interest Chengye Guo holds, signed the relevant equity transfer agreement and completed the formalities for registration of change with the administration for industry and commerce.
Article 3.1.12 of the Equity Transfer Agreement is amended as follows:
The Company and PAMC Group have signed with Chengye Guo the Confidentiality Agreement and the Non-competition Agreement in the form to the satisfaction of PAMC Group.
Article 3.1.14 of the Equity Transfer Agreement is amended as follows:
With respect to the particular plan and conditions for the capital increase of Redgate Interactive, the parties hereto shall reach unanimous agreement and sign a new Capital Increase Agreement and relevant legal documents (including but not limited to the Restated Articles of Association).
Article 3.1.15 of the Equitiy Transfer Agreement is deleted.
4.	Supplemental Provisions

The Transferee agrees to extend, in accordance with the provisions of Article 5.3 of the Equity Transfer Agreement, the deadline for fulfillment of the Conditions Precedent in the Equity Transfer Agreement to one (1) month from the date of the Agreement (“Extended Period”). If the Company or the Transferor fails to perform its obligations for fulfillment of the transaction’s Conditions Precedent within the said Extended Period, the Transferee shall be entitled to apply the provisions of Article 5.3 of the Equity Transfer Agreement.

5.	Entire Agreement

The Agreement and the Equity Transfer Agreement amended hereto shall constitute the entire agreement between the parties hereto regarding the Equity Transfer. Where the Agreement is in conflict with any oral and written agreement, contract, understanding or correspondence reached prior to the signing date of the Agreement, by and between the parties hereto regarding the subject matter of the Agreement, the Agreement shall prevail. All the provisions or matters in the Equity Transfer Agreement (including all the agreements and/or documents mentioned or specified as inclusive) which have not been amended or supplemented herein shall remain applicable.
The Agreement is duly signed in triplicate by the authorized representatives of the parties hereto and each of them shall hold one (1) copy.
(The remainder of this page is intentionally left blank with the signature pages attached.)

4

Execution Page
The parties hereto have duly signed the Agreement on the date first above written.

Redgate Media AD Co., Ltd. [company seal]
Signature:	/s/ Yue Jin
	Name:	Yue Jin
	Title:	Chairman of the Board

Execution Page
The parties hereto have duly signed the Agreement on the date first above written.

Weidong Zhu
Signature:	/s/ Weidong Zhu

Shanghai Hongmen Advertising Co., Ltd. [company seal]
Signature of Authorized Representative:	/s/ Weidong Zhu

Appendix I
Investment Framework Agreement
[See Exhibit 10.4.1]
Appendix I

Appendix II
Equity Transfer Agreement
[See Exhibit 10.4.2]
Appendix II